                                                                      EXHIBIT 24

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 333-10527 on Form S-8 and No. 333-67182 on Form S-2 of Sports Resorts International, Inc. of our report dated March 26, 2002 appearing in this Annual Report on Form 10-K of Sports Resorts International, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Detroit, Michigan

March 25, 2004